EXHIBIT 10.31

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$15,000,000.00 US                       Atlantic City, New Jersey
                                             As of March 19, 1996

                        PROMISSORY NOTE

           On March 18, 1997, for value received, Atlantic City Showboat, Inc. ("ACSI") promises to pay to the order of Showboat, Inc. ("SBO") at 2800 Fremont Street, Las Vegas, Nevada or such other place as SBO shall designate in writing to ACSI, the sum of Fifteen Million and no/one-hundredths Dollars ($15,000,000.00) (or such lesser principal sum which is the aggregate unpaid principal amount of all loans made by SBO and ACSI as indicated on the Schedule of Advances attached as page 3 of this promissory note). ACSI also promises to pay interest to SBO on the unpaid principal amount outstanding from time-to-time prior to maturity at an annual rate equal to the average prime rate for money center banks as published on the first business day of each calendar month in the WALL STREET JOURNAL called "daily composite rates" ("prime rate"), plus one percent (1%) the ("Contract Rate"). The Contract Rate shall be adjusted on the first day of each calendar month to reflect the prime rate, but shall not be adjusted at any other time during the calendar month. In no event shall the interest rate be in excess of the maximum rate of interest permitted under applicable law. Interest at the Contract Rate or Default Rate (as hereinafter defined) shall be paid by ACSI on the first day of each month commencing on the first day of the month occurring after the date of said promissory note. If any payment becomes due on any day which is not a business day, such payment shall be made on the next succeeding business day. The term "business day" means Monday through Friday excepting national (federal) legal holidays.

           Interest hereunder shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

          All payments of principal and/or interest shall be paid in lawful money of the United States of America.

           ACSI hereby expressly authorizes SBO to record on the schedule to this promissory note the amount and date of all/any such loan(s) made hereunder and the date and amount of each payment of principal thereon. All such notations shall be presumed to be correct and the aggregate unpaid amount of all/any loan(s) set forth on the schedule shall be presumed to be the aggregate unpaid principal amount due under this promissory note.

           Any loan may be prepared in whole or in part at any time and from time to time without premium or penalty together with interest accrued on the amount prepaid to the date of any such prepayment. Upon ACSI's (i) failure to pay when due any accrued interest or principal or (ii) failure to duly keep, perform and observe each and every term, condition, covenant, agreement or provision of this promissory note, or
(iii) assignment for the benefit of creditors, declaration of bankruptcy (either voluntary or involuntary) or initiation of proceedings in any court seeking or acquiescing to any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief with its creditors, in any manner, in or for the payment of its debts when due under any state or federal law including, without limitation, the seeking, consenting to, or acquiescing to or being subject to the appointment of any trustee, receiver, assignee, custodian, master or liquidator of itself or any of its property or any of the rent, revenue, issue, earnings, profits or income thereof, SBO may, at its option, and without notice to ACSI, declare immediately due and payable the entire unpaid aggregate balance of principal, together with all accrued interest thereon, so that the same shall become immediately due and payable. The foregoing shall be events of default and any singular one shall be a default. In the event of a default or an event of default, interest shall accrue from time thereof until such default or event of

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default is cured, at a default rate of interest ("Default  Rate")
which shall be calculated as that rate of interest equal to the prime rate plus two percent (2%) from the date of default or event of default. Payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided in this note or available to SBO either at law or in equity.

           Each and every right and remedy granted to SBO or allowed to it by law shall be cumulative and not exclusive for one or the other. No delay, failure or omission by SBO upon any default of ACSI to exercise any right or remedy granted to it or allowed to it by law shall constitute a waiver by SBO of the right to exercise any such right or remedy upon such default or upon any subsequent default.

          ACSI hereby waives and releases all errors, defects and imperfections in any proceedings instituted by SBO under the terms of this note.

           ACSI hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this promissory note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this promissory note.

           Any demand or notice if made or given shall be sufficiently made upon or given to ACSI if made in writing and mailed to ACSI by certified mail, return receipt requested, to the last address of ACSI known to SBO.

          This promissory note shall be governed by and construed in accordance with the laws of the State of Nevada. If any provision of this note shall be prohibited by or invalid under such laws, such provisions shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this promissory note.

           IN WITNESS WHEREOF, ACSI has caused this promissory note to be executed by its duly authorized officers and its corporate seal affixed hereto as of the day and year written on the first page of this note.

                              ATLANTIC CITY SHOWBOAT , INC.


                              By:  /s/ Herb Wolfe
                                   Herb Wolfe
                                   President and Chief Executive
Officer
Attest:

/s/ Luther Anderson
Luther Anderson
Assistant Secretary

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                         SCHEDULE OF ADVANCES

     DATE          AMOUNT OF       AMOUNT OF        AGGREGATE
                    ADVANCE         PAYMENT        AMOUNT DUE

                                3
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